Exhibit 99.2

Akzo Nobel Catalysts

Audited Combined Financial Statements

December 31, 2003, 2002 and 2001

Akzo Nobel Catalysts

Combined Balance Sheets

December 31, 2003 and 2002

(Amounts in thousands)	Notes	2003	2002
Assets
Non-current assets:
Property, plant and equipment, net	5	€135,322	€168,683
Investments in associated companies	6	24,065	18,710

Total non-current assets		159,387	187,393

Current assets:
Inventories	7	58,659	59,903
Receivables	8	51,349	49,566
Deferred tax assets	19	1,831	2,200
Other current assets	9	2,358	2,363
Cash and cash equivalents		865	1,042

Total current assets		115,062	115,074

Total assets		€274,449	€302,467

Divisional Equity and Liabilities
Divisional equity	10	€196,346	€211,241
Provisions	11	13,779	22,546
Deferred tax liabilities	19	18,126	21,996
Current liabilities	12	46,198	46,684

Total divisional equity and liabilities		€274,449	€302,467

The accompanying notes are an integral part of the combined financial statements.

Akzo Nobel Catalysts

Combined Statements of Income

Years Ended December 31, 2003, 2002 and 2001

(Amounts in thousands)	Notes	2003	2002	2001
Net sales	11	€347,577	€378,831	€365,438
Cost of sales		239,794	262,281	284,932

Gross profit		107,783	116,550	80,506

Operating expenses:
Selling and distribution expenses		27,170	29,329	28,510
General and administrative expenses	4, 11	20,987	23,324	18,812
Research and development expenses		20,750	21,218	19,890

Total operating expenses		68,907	73,871	67,212

Operating income		38,876	42,679	13,294

Other income (expense):
Other income, net	13	6,857	4,017	2,551
Interest expense, net	15	(3,501)	(5,499)	(9,847)

Income before income taxes and equity results from associated companies		42,232	41,197	5,998
Income taxes	19	15,208	15,433	1,663

Income before equity results from associated companies		27,024	25,764	4,335
Equity results from associated companies	6	8,700	9,068	9,366

Net income		€35,724	€34,832	€13,701

The accompanying notes are an integral part of the combined financial statements.

Akzo Nobel Catalysts

Combined Statements of Cash Flows

Years Ended December 31, 2003, 2002 and 2001

(Amounts in thousands)	2003	2002	2001
Cash flows from operating activities:
Net income	€35,724	€34,832	€13,701
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	29,483	32,254	33,419
Income from associated companies	(8,700)	(9,068)	(9,366)
Deferred income taxes	(62)	7,669	553
Loss on property, plant, and equipment disposals	374	142	161
Releases of provisions	(3,064)	(5,247)	(1,919)
Changes in working capital:
Receivables and other current assets	(6,531)	(44)	939
Inventories	(3,985)	(926)	(5,624)
Current liabilities	2,433	(2,621)	(1,286)
Provisions	(4,570)	5,329	(1,264)

Total changes in working capital	(12,653)	1,738	(7,235)

Net cash provided by operations	41,102	62,320	29,314

Cash flows from investing activities:
Capital expenditures	(15,800)	(22,667)	(16,226)
Dividends received from associated companies	1,781	11,355	5,491
Proceeds from sale of equipment	—	1,323	195

Net cash used in investing activities	(14,019)	(9,989)	(10,540)

Cash flows from financing activities:
Transfers to Akzo Nobel, net	(33,191)	(57,751)	(16,692)

Net cash used in financing activities	(33,191)	(57,751)	(16,692)
Effects of exchange rate changes on cash	5,931	5,194	(1,930)

Increase (decrease) in cash and cash equivalents	€(177)	€(226)	€152

Cash and cash equivalents:
At beginning of year	€1,042	€1,268	€1,116

At end of year	€865	€1,042	€1,268

The accompanying notes are an integral part of the combined financial statements.

Akzo Nobel Catalysts

Notes to Combined Financial Statements

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

1.	Business

Akzo Nobel Catalysts (the “Company” or “Catalysts”) is a business of Akzo Nobel N.V. (“Akzo Nobel”), which is engaged in the development, manufacture, distribution and sale of fluidized and fixed-bed catalysts to refineries and petrochemical plants.

In September 2003, Akzo Nobel announced its intention to divest the Company, and began seeking offers for the purchase of substantially all of the assets and liabilities of Catalysts. On April 19, 2004, Akzo Nobel received an offer from Albemarle Corporation (“Albemarle”) for the purchase of its Catalysts business and proceeded to complete the transaction with Albemarle at the close of business on July 31, 2004.

The Company conducts business primarily in Europe, North and South America, and Asia.

2.	Basis of presentation

These combined financial statements reflect the activities of Catalysts as managed by Akzo Nobel. These combined financial statements include the legal entities of Akzo Nobel Catalysts B.V., The Netherlands, Akzo Nobel Catalysts LLC, United States of America, Filtrol Corporation, United States of America, and the catalyst business of Akzo Nobel Chemicals Pte Ltd, Singapore, Asia. Additionally, these combined financial statements reflect the Company’s non-controlling interests in the following associated companies: a 50% interest in Eurecat S.A., France (“Eurecat”); a 25% interest in Eurecat Inc., US (“Eurecat Inc.”) – a 65% owned subsidiary of Eurecat; a 50% interest in Nippon Ketjen Co., Ltd., Japan (“Nippon Ketjen”); and a 50% interest in Fábrica Carioca de Catalisadores S.A., Brazil (“FCC”).

These combined financial statements reflect the assets, liabilities, revenues and expenses that were directly related to the Company as they were operated within Akzo Nobel. Additionally, these combined financial statements include allocations for various expenses, including corporate administrative expenses, as well as certain assets and liabilities historically maintained by Akzo Nobel and not recorded in the accounts of Catalysts. These include, among other things, corporate overhead, interest expense, deferred income tax assets and liabilities, liabilities for certain compensation plans, and contingent liabilities. Significant allocations are discussed in the following footnotes (Note 4, Note 15, and Note 16, for corporate expenses, interest expense, and pension and postretirement expenses, respectively). Akzo Nobel Catalysts management (“management”) considers such allocations to have been made on a reasonable basis.

In June 2001, the Company closed its fluidized cracking catalyst production facility located in Los Angeles, California, with all production and technology for that site transferred to the Company’s Pasadena, Texas facility. The remaining assets of the Los Angeles facility are not being included in the Company’s sale to Albemarle; however, due to the Company’s continued operational oversight post-shutdown for the periods of the financial statements presented, the assets, liabilities, and operational results of the Los Angeles facility have been reflected in these combined financial statements (Note 14).

Akzo Nobel uses a centralized approach to cash management and the financing of its global operations, including Catalysts. As a result, indicative levels of cash and cash equivalents and debt of the Company were not determinable for purposes of the combined financial statements. The Combined Statements of Income include an allocation of Akzo Nobel’s interest expense (Note 15). The Company’s financing requirements are represented by cash transactions with Akzo Nobel and are reflected in Divisional equity on the Combined Balance Sheets. Assets and liabilities of Akzo Nobel such as employee benefit balances and current tax liabilities have not been allocated to the Company and are included in Divisional equity on the Combined Balance Sheets; however, the expenses pertaining to these items have been reflected in the Combined Income Statements. Total Divisional

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

equity of Catalysts represents Akzo Nobel’s historical equity on the Catalysts business and includes the Company’s cumulative operating results, allocations from Akzo Nobel and settlement of intercompany transactions with Akzo Nobel.

The combined financial statements included herein may not necessarily be indicative of Catalysts’ financial position, results of operations or cash flows, had the Company operated as a separate entity during the periods presented or for future periods.

All amounts included in these combined financial statements are presented in accordance with accounting principles generally accepted in The Netherlands (“Dutch GAAP”), which differ in certain significant respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). See Note 23 for a description of the differences between Dutch GAAP and U.S. GAAP affecting Catalysts’ Net income and Divisional equity.

All amounts are reflected in thousands of euros (“EURs”) with the exception of per share data and headcount data.

3.	Significant accounting policies

A summary of the significant accounting policies used in the preparation of the accompanying combined financial statements is as follows:

Principles of combination

The combined financial statements include the accounts of Akzo Nobel Catalysts B.V., The Netherlands, Akzo Nobel Catalysts LLC, United States of America, Filtrol Corporation, United States of America, the catalyst business of Akzo Nobel Chemicals Pte Ltd, Singapore, Asia, and the Company’s share of its non-controlling interest in its investments in associated companies. All significant intercompany transactions among these businesses have been eliminated. Transactions with Akzo Nobel and its subsidiaries have not been eliminated.

Revenue recognition

The Company recognizes revenue when persuasive evidence of a sale arrangement exists, delivery has occurred, the sales price is fixed and determinable, and collectibility is reasonably assured. These criteria are generally met when finished products are shipped to the customers and both title and the risks and rewards of ownership are transferred, or services have been rendered and accepted.

For arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets, the Company accounts for these arrangements as separate units of accounting. These arrangements primarily consist of the delivery of catalyst products and providing limited technical service throughout the contractual arrangement.

For products for which a general right of return exists during a defined period, revenue recognition is determined based on the historical pattern of actual returns for that product and customer.

For products that include performance guarantees and life cycle guarantees, the Company defers the gross margin of the product, in accordance with Dutch GAAP, when testing or modeling results predict that the performance or life cycle criteria may not be met. The deferral for performance guarantees is released over the term of the contractual guarantee period, while the deferral for life cycle guarantees is released over the term of the guarantee period in proportion to the amount by which the Company’s future obligation is reduced.

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

Royalty income is recognized on an accrual basis and is reflected as Other income in the Combined Statements of Income.

Sales to other Akzo Nobel businesses are included in Net sales in the Combined Statements of Income (Note 4).

Property, plant and equipment

Property, plant and equipment are stated at cost. Additions and improvements that extend the lives of depreciable assets are capitalized. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the results of operations. The Company’s buildings are depreciated over a period of 40 years, leasehold improvements are depreciated over the shorter of the useful life of the asset or the effective term of the lease, machinery and equipment is depreciated over a period of 10 years, and computer equipment is depreciated over a period of 3 years. All depreciation is on a straight-line basis. Maintenance and repair expenditures are charged to expense in the period incurred; replacements, renewals and betterments are capitalized.

Additionally, the Company capitalizes interest expense during construction of a new asset that takes a substantial period of time to get ready for its intended use or sale (Note 15).

Investments in associated companies

The Company’s investments in associated companies, which are neither majority-owned nor controlled, are accounted for using the equity method. These investments are recorded at original cost and are adjusted for historical equity in investee net operating results, Company capital contributions, investee distributions, and other investee capital transactions.

Goodwill

Acquisitions of companies are accounted for using the purchase method of accounting. Goodwill represents excess of the purchase costs over the fair value of assets less liabilities of acquired companies. Effective January 1, 2001, goodwill has been capitalized at the acquisition date. Previously, goodwill was charged to Divisional equity. The aggregate amount of goodwill charged to Divisional equity at December 31, 2003 and 2002 was EUR 3,392.

Asset impairment

Intangible assets, property, plant and equipment, and other long lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of an asset is measured by a comparison of the carrying amount of the asset with the discounted value of the future net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds this discounted cash flow value, an impairment charge for this excess is recognized.

Asset retirement obligations

The Company records the present value for future obligations to restore an asset to an agreed-upon stage at the completion of a contract if a legal or constructive obligation exists. The Company had asset retirement obligations as of December 31, 2003, 2002, or 2001 for approximately EUR 99, EUR 120, and EUR 135, respectively, pertaining to closure costs of its Pasadena facility. As the Company does not intend on closing this facility, the discounted value of the obligation is nil.

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

Inventories

Inventories are stated at the lower of cost or net realizable value using the first in first out (FIFO) flow assumption. Costs include direct material, direct labor and applicable manufacturing and engineering overhead.

Accounts receivable

Accounts receivable are stated at face value less a provision for doubtful receivables, if deemed necessary.

Cash and cash equivalents

Cash and cash equivalents include all highly liquid investments purchased with original maturity dates of three months or less. As discussed in Note 2 and Note 4, during the periods covered by these combined financial statements, treasury activities at Akzo Nobel were generally centralized such that cash collections by Catalysts were automatically remitted to Akzo Nobel. Catalysts’ reported cash and cash equivalents relate to local cash on hand or local cash in bank accounts of legal entities of Catalysts.

Fair value disclosure

The carrying value of receivables, prepaid expenses, and current liabilities approximates fair value because of the short maturity of these instruments.

Environmental matters

Environmental expenditures related to existing conditions resulting from past or current operations and from which no current or future benefit is discernible are expensed as incurred. Expenditures that extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. Catalysts records a liability at the time when it is probable that the Company will be obligated to pay amounts and such amounts can be reasonably estimated. Catalysts’ estimated liability is reduced to reflect the anticipated participation of other potentially responsible parties in those instances where it is probable that such parties are legally responsible and financially capable of paying their respective shares of the relevant costs. The estimated liability of the Company is not discounted or reduced for possible recoveries from insurance carriers.

Provisions

The Company accrues for provisions, including, among others, bonus and employee termination costs, in the period when it becomes probable that a liability has been incurred and the amount is reasonably estimable.

Contingencies

The Company accrues for contingencies, including legal proceedings and claims arising out of its businesses that cover a wide range of matters, including, among others, environmental matters, contract and employment claims, product liability, and warranties, in the period when it becomes probable that a liability has been incurred and the amount is reasonably estimable. Amounts are updated and accrued based on specific circumstances as applicable.

Research and development expenses

Research costs are expensed as incurred. Development costs are capitalized and amortized over a period not to exceed five years if the Company can demonstrate: the technical feasibility of completing the asset, the

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

intention to complete the asset, the ability to use or sell the asset and how the asset will generate future economic benefit. If these criteria are not met, development costs are expensed as incurred. For the years ended December 31, 2003, 2002, and 2001, no development costs were capitalized.

Software development expenses

Software development costs are expensed as incurred.

Pension and postretirement benefits

As permitted by Dutch GAAP, the Company accounts for the costs of pension plans and postretirement benefits in accordance with U.S. Statement of Financial Accounting Standards (“SFAS”) No. 87, “Employers’ Accounting for Pensions” and SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other than Pensions,” respectively.

Pension and postretirement benefits are provided for substantially all employees of Catalysts under plans administered and sponsored by Akzo Nobel or one of its associated companies. Employees of Catalysts participate in Akzo Nobel’s defined benefit pension plans and the assets and liabilities are combined with those related to other Akzo Nobel businesses. Similarly, Akzo Nobel manages its postretirement benefit plans on a combined basis with claims data and liability information related to Catalysts aggregated and combined, by plan, with those related to other Akzo Nobel businesses. As a result, no assets or liabilities are reflected on the Catalysts combined balance sheet; pension and postretirement expense for Catalysts has been determined on a multi-employer plan basis and is reflected in the results of operations (Note 16).

Income taxes

Akzo Nobel and its subsidiaries file a consolidated income tax return, which includes Catalysts, in each applicable tax jurisdiction. The income tax provision included in these financial statements was calculated using a method consistent with a separate return basis, as if Catalysts was a separate taxpayer and the resulting current tax liability is settled with Akzo Nobel through Divisional equity on the Combined Balance Sheets. Deferred income taxes were provided for temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by the respective jurisdictional tax laws (Note 19).

Stock-based compensation

Certain Catalysts employees participate in Akzo Nobel’s Employee Share Plan, whereby Akzo Nobel N.V. common shares are conditionally granted to the employees, subject to a vesting period. The Company expenses the cost of these common shares granted over the vesting period. In accordance with Dutch GAAP, the costs of the common shares granted prior to 2002 were not expensed.

Additionally, certain Catalysts employees participate in the Akzo Nobel Stock Option Plan. Stock compensation costs are charged to equity upon exercise of the stock option (Note 17).

Derivative instruments

The Company enters into foreign currency forward contracts to manage foreign currency exposures related to sales to foreign customers. Recognition of gains and losses on the foreign exchange contracts are deferred until settlement of the foreign currency forward contract (Note 20).

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

Foreign currency translation

Amounts in foreign currencies are translated into euros using the exchange rate at each balance sheet date for assets and liabilities and the weighted-average exchange rate for the period for revenues and expenses. Differences arising from these translations are charged or credited directly to Divisional equity on the Combined Balance Sheets.

Monetary assets and liabilities denominated in foreign currencies are restated into the local currency at prevailing exchange rates at the balance sheet date, with results arising from these translations reflected in the Combined Statements of Income as unrealized foreign exchange gains and losses.

The principal exchange rates against the euro used in preparing the Combined Balance Sheets and Combined Statements of Income are as follows:

	Balance Sheet		Income Statement
	2003	2002	2003	2002	2001
U.S. Dollar	1.262	1.047	1.131	0.944	0.895
Brazilian Real	3.662	3.597	3.460	2.831	2.093
Singapore Dollar	2.145	1.819	1.988	1.696	1.601

Concentration of business risk

Financial instruments which potentially subject the Company to concentrations of credit risk are principally accounts receivable. Concentrations of credit risk with respect to accounts receivable – trade are limited due to the geographical spread of the Company and the diversity of its customers. The Company performs ongoing evaluations of its customers’ financial condition, monitors its exposure for credit losses and maintains allowances for anticipated losses.

The Company’s top five customers accounted for approximately 41%, 36%, and 40% of 2003, 2002 and 2001 net sales, respectively, and 14% and 31% of total accounts receivables – trade at December 31, 2003 and 2002, respectively. A single customer constituted 15%, 13%, and 10% of 2003, 2002, and 2001 net sales, respectively.

Additionally, the Company enters into long-term supply contracts for raw materials in the ordinary course of business. Certain of the Company’s key raw materials have been subject to market volatility and limited supply in the past, and certain of these materials have seen sharp price increases over the past 18-24 months. However, management of the Company does not believe that these increases will have sustained adverse impacts on the Company’s long-term financial position, although short-term fluctuations may arise.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in The Netherlands requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent and other liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management reviews its estimates based upon currently available information. Actual results could differ from those estimates.

4.	Related party transactions

The combined financial statements include transactions with affiliated companies. Catalysts entered into transactions with Akzo Nobel and its subsidiaries for the sale of inventory as well as corporate services provided by Akzo Nobel for the combined financial statement periods presented. Product transfers between Catalysts and Akzo Nobel were made at various transfer prices.

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

Sales to Akzo Nobel and its subsidiaries represented approximately EUR 7,730, EUR 11,200 and EUR 11,190 for the years ended December 31, 2003, 2002 and 2001 and are reported in Net Sales in the Combined Statements of Income.

At December 31, 2003 and 2002, the Company had receivables from Akzo Nobel and its subsidiaries of EUR 4,190 and EUR 4,205, respectively; these amounts are reflected in Receivables on the Combined Balance Sheets. At December 31, 2003 and 2002, the Company had payables to Akzo Nobel and its subsidiaries of EUR 6,410 and EUR 7,521, respectively; these amounts are reflected in Current liabilities on the Combined Balance Sheets.

For the years ended December 31, 2003, 2002, and 2001, the Company had sales to its associated companies in the amount of EUR 8,820, EUR 11,525, and EUR 12,270, respectively. At December 31, 2003 and 2002, the Company had accounts receivable from associated companies of EUR 1,224 and EUR 1,872, respectively. These amounts are reflected in Receivables on the Combined Balance Sheets. At December 31, 2003 and 2002, the Company had liabilities to associated companies of EUR 1,766 and EUR 665, respectively. These amounts are reflected in Current liabilities on the Combined Balance Sheets.

Additionally, the Company had a note receivable from Eurecat. This note bears interest at variable rates (2.45% and 3.42% per annum for the years ended December 31, 2003 and 2002, respectively) and was due on April 29, 2004 (Note 22). Amounts outstanding under this note were EUR 2,000 at December 31, 2003 and 2002, and are reflected as Other current assets on the Combined Balance Sheets.

At December 31, 2003 and 2002, the Company had advances to employees in the amount of EUR 14 and EUR 7, respectively. These amounts are reflected as Other receivables in the Combined Balance Sheets. Additionally, the Company guaranteed the mortgage for one employee in the amount of EUR 184. This guarantee is not for a director or officer of the Company.

Catalysts’ General and administrative expenses includes allocated corporate and regional costs from Akzo Nobel totaling approximately EUR 4,282, EUR 4,549, and EUR 4,575 for the years ended December 31, 2003, 2002, and 2001, respectively. These costs are primarily related to Akzo Nobel’s corporate administrative services to the Company and are generally allocated based on a combination of the ratio of Catalysts annual net sales, gross margin, and property, plant, and equipment, to Akzo Nobel’s comparable consolidated net sales, gross margin, and property, plant, and equipment, as this methodology yields, in the opinion of management, a reasonable allocation. Corporate administrative expenses include accounting, treasury, finance, tax, human resources, legal, and certain other administrative services.

The Company’s Combined Statements of Income include allocations of Akzo Nobel’s interest expense totaling EUR 3,716, EUR 5,926, and EUR 9,965, for the years ended December 31, 2003, 2002, and 2001, respectively. These costs are primarily related to Akzo Nobel’s consolidated interest expense and are allocated principally based on the average outstanding cash balance funded to Catalysts through Akzo Nobel’s cash accounts using Akzo Nobel’s weighted average borrowing rate (Note 15). While interest expense has been allocated, there has been no allocation of Akzo Nobel’s general corporate debt in the accompanying combined balance sheet as all financing transactions with Akzo Nobel are settled via Divisional equity. There is no debt specific to Catalysts.

Akzo Nobel N.V. uses a centralized approach to cash management and financing its operations. During the periods covered by these combined financial statements, cash deposits were remitted to Akzo Nobel on a regular basis and are reflected within Divisional equity on the Combined Balance Sheets. Similarly, Catalysts’ cash disbursements were funded through Akzo Nobel’s cash accounts. As a result, none of Akzo Nobel’s cash, cash equivalents or liabilities pertaining to book overdrafts has been allocated to Catalysts in the combined financial statements.

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

5.	Property, plant and equipment, net

	Total	Land	Building	Machinery & Equipment	Construction in Progress (CIP)
Balance at December 31, 2000:
Cost of acquisitions	€540,361	€9,383	€74,095	€425,648	€31,235
Accumulated depreciation	(327,292)	—	(34,899)	(292,393)	—

Book value at December 31, 2000	€213,069	€9,383	€39,196	€133,255	€31,235

Changes in book value:
Capital expenditures	16,226	—	—	—	16,226
CIP placed in service	—	—	940	35,815	(36,755)
Depreciation	(33,419)	—	(1,748)	(31,671)	—
Disposals	(356)	—	(15)	(341)	—
Changes in exchange rates	6,807	472	1,949	4,386	—

Total changes during 2001	(10,742)	472	1,126	8,189	(20,529)

Balance at December 31, 2001:
Cost of acquisitions	521,921	9,855	71,977	429,383	10,706
Accumulated depreciation	(319,594)	—	(31,655)	(287,939)	—

Book value at December 31, 2001	€202,327	€9,855	€40,322	€141,444	€10,706

Changes in book value:
Capital expenditures	22,667	—	—	—	22,667
CIP placed in service	—	—	143	24,899	(25,042)
Depreciation	(32,254)	—	(1,574)	(30,680)	—
Disposals	(1,465)	—	(6)	(1,459)	—
Changes in exchange rates	(22,592)	(1,462)	(5,787)	(14,361)	(982)

Total changes during 2002	(33,644)	(1,462)	(7,224)	(21,601)	(3,357)

Balance at December 31, 2002:
Cost of acquisitions	487,549	8,393	63,813	407,994	7,349
Accumulated depreciation	(318,866)	—	(30,715)	(288,151)	—

Book value at December 31, 2002	€168,683	€8,393	€33,098	€119,843	€7,349

Changes in book value:
Capital expenditures	15,800	—	—	—	15,800
CIP placed in service	—	—	816	11,418	(12,234)
Depreciation	(29,483)	—	(1,383)	(28,100)	—
Disposals	(374)	—	(51)	(323)	—
Changes in exchange rates	(19,304)	(1,318)	(5,095)	(11,790)	(1,101)

Total changes during 2003	(33,361)	(1,318)	(5,713)	(28,795)	2,465

Balance at December 31, 2003:
Cost of acquisitions	439,704	7,075	56,885	365,930	9,814
Accumulated depreciation	(304,382)	—	(29,500)	(274,882)	—

Book value at December 31, 2003	€135,322	€7,075	€27,385	€91,048	€9,814

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

6.	Investments in associated companies

The Company has 50% non-controlling interests in Eurecat, Nippon Ketjen, and FCC, as well as a 25% non-controlling interest in Eurecat Inc.

Activity of the Investment in associated companies balance on the Combined Balance Sheets in 2001, 2002, and 2003 is as follows:

	Total	Nippon Ketjen	FCC	Eurecat	Eurecat Inc.
Balance at December 31, 2000	€27,652	€14,830	€9,945	€2,235	€642
Equity results	9,366	4,678	3,817	890	(19)
Dividend received	(5,491)	(4,597)	(894)	—	—
Changes in exchange rates	(1,213)	(1,132)	(181)	63	37

Balance at December 31, 2001	€30,314	€13,779	€12,687	€3,188	€660

Equity results	9,068	6,050	1,765	997	256
Dividend received	(11,355)	(10,586)	(380)	(389)	—
Other	(2,249)	—	(2,249)	—	—
Changes in exchange rates	(7,068)	(858)	(5,850)	(242)	(118)

Balance at December 31, 2002	€18,710	€8,385	€5,973	€3,554	€798

Equity results	8,700	1,619	6,186	884	11
Dividend received	(1,781)	(1,204)	—	(532)	(45)
Changes in exchange rates	(1,564)	(743)	(447)	(243)	(131)

Balance at December 31, 2003	€24,065	€8,057	€11,712	€3,663	€633

For the years ended December 31, 2003, 2002, and 2001, the Company’s withholding tax expense on dividends received from its associated companies was EUR 62, EUR 543, and EUR 230, respectively. These amounts are included in Income taxes on the Combined Statements of Income.

In 2002, FCC repurchased the stock of one investor’s 20% ownership and, as such, both Catalysts and the other remaining investor’s non-controlling interests in FCC increased from 40% to 50%. Additionally, as a result of this transaction, the Company’s investment in associated companies decreased by EUR 2,249 and is reflected as “other” in the table above. As FCC acquired the investor’s 20% ownership at an amount in excess of the net asset value of the acquired investor’s ownership, the Company charged this excess of EUR 2,249 against Divisional equity.

In 2003, the partners of FCC agreed that no dividends be declared or paid from 2003 earnings in anticipation of capital expansion activities planned during 2004 and 2005. FCC intends to finance this expansion activity through third party loans which could impact future dividend capability of this associated company.

Additionally, 2004 earnings of the associated companies are subject to defined distribution allocations as prescribed in the business sale agreement between Akzo Nobel and Albemarle.

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

7.	Inventories

Inventories consisted of the following:

	December 31,
	2003	2002
Finished products/trade stock	€38,737	€37,549
Work in process	5,544	6,624
Raw materials and supplies	14,378	15,730

Total inventory	€58,659	€59,903

The total inventory amounts are reflected net of a provision for obsolete inventory of EUR 1,024 and EUR 1,993, at December 31, 2003 and 2002, respectively.

8.	Receivables

Receivables consisted of the following:

	December 31,
	2003	2002
Accounts receivable—trade	€43,035	€39,286
Receivables from related parties	4,190	4,205
Receivables from associated companies	1,224	1,872
Other receivables	3,301	4,353
Allowance for doubtful accounts	(401)	(150)

Total receivables, net	€51,349	€49,566

All receivable balances are due within one year.

9.	Other current assets

Other current assets consisted of the following:

	December 31,
	2003	2002
Note receivables from associated companies (Note 4)	€2,000	€2,000
Prepaid expenses	358	363

Total other current assets	€2,358	€2,363

10.	Divisional equity

Total Divisional equity of Catalysts represents Akzo Nobel’s historical equity in the Catalysts business and includes the Company’s cumulative operating results, accumulated translation differences on investments in associated companies and net assets in non-European locations, allocations from Akzo Nobel and settlement of intercompany transactions with Akzo Nobel.

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

Activity in Divisional equity for the years ended December 31, 2003, 2002, and 2001 is as follows:

Divisional Equity
Balance at December 31, 2000	€252,337
Net income	13,701
Transfers to Akzo Nobel, net	(16,692)
Changes in exchange rates	14,747

Balance at December 31, 2001	€264,093

Net income	34,832
Transfers to Akzo Nobel, net	(57,751)
Changes in exchange rates	(29,933)

Balance at December 31, 2002	€211,241

Net income	35,724
Transfers to Akzo Nobel, net	(33,191)
Changes in exchange rates	(17,428)

Balance at December 31, 2003	€196,346

At December 31, 2003, 2002, and 2001, the cumulative translation adjustment reflected in Divisional equity was EUR (32,614), EUR (15,186), and EUR 14,747. Note that in accordance with Dutch GAAP, prior to 2001, the Company was not required to disclose translation adjustments separately; therefore, the aforementioned amounts are cumulative commencing on January 1, 2001.

11.	Provisions

Provisions consisted of the following:

	December 31,
	2003	2002
Performance guarantee deferral (Note 20)	€5,990	€12,675
Bonus provision	4,249	5,268
Environmental matters (Note 20)	2,930	3,461
Restructuring provision (Note 14)	610	1,142

Total	€13,779	€22,546

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

Movements in the provisions are specified as follows:

	Total	Performance Guarantee	Bonus	Environmental	Restructuring
Balance at December 31, 2000	€25,794	€8,021	€—	€8,360	€9,413
Additions	7,416	6,165	1,251	—	—
Payments	(8,680)	—	—	(2,763)	(5,917)
Releases	(1,919)	(1,919)	—	—	—
Change in exchange rates	1,053	—	—	479	574

Balance at December 31, 2001	€23,664	€12,267	€1,251	€6,076	€4,070

Additions	12,477	5,655	4,453	1,052	1,317
Payments	(7,148)	—	(364)	(2,938)	(3,846)
Releases	(5,247)	(5,247)	—	—	—
Change in exchange rates	(1,200)	—	(72)	(729)	(399)

Balance at December 31, 2002	€22,546	€12,675	€5,268	€3,461	€1,142

Additions	3,103	1,970	1,133	—	—
Payments	(7,673)	(5,763)	(1,534)	—	(376)
Releases	(3,064)	(2,892)	(172)	—	—
Change in exchange rates	(1,133)	—	(446)	(531)	(156)

Balance at December 31, 2003	€13,779	€5,990	€4,249	€2,930	€610

The “additions” and “releases” activity noted above for the performance guarantee provisions have been reflected in Net sales, and the activity for the bonus, environmental and restructuring provisions have been reflected in General and administrative expenses on the Combined Statements of Income.

At December 31, 2003 and 2002, the above provisions consist of short-term liabilities of approximately EUR 6,600 and EUR 10,300, respectively, as these amounts will be payable within the next twelve months.

12.	Current liabilities

Current liabilities consisted of the following:

	December 31,
	2003	2002
Accounts payable	€26,388	€26,520
Payables to associated companies	1,766	665
Payables to related parties	6,410	7,521
Taxes and social security contributions	999	1,038
Commissions	277	453
Other current liabilities	3,304	3,655
Accrued vacation and other benefits	6,331	6,110
Deferred revenue	723	722

Total	€46,198	€46,684

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

13.	Other income, net

Other income, net consisted of the following:

	For the Years Ended December 31,
	2003	2002	2001
Foreign currency transactions gains (losses)	€5,711	€428	€(213)
Commissions and royalties	1,783	3,312	1,542
Sale of environmental rights	367	305	1,400
Other	(1,004)	(28)	(178)

	€6,857	€4,017	€2,551

The foreign currency transactions gains (losses) primarily consist of the settlement of the foreign exchange contracts that are entered into for managing foreign exchange transaction exposures.

As required by Section 126 of the Clean Air Act, limitations have been implemented to control the NOx emissions from industrial companies. Because the Company’s operations at its Los Angeles facility ceased, for the years ended December 31, 2003, 2002 and 2001, the Company was able to sell portions of its NOx allowances for EUR 367, EUR 305 and EUR 1,400, respectively. In addition, during 2004, the Company sold its remaining NOx allowance for proceeds of EUR 671.

14.	Restructuring actions

During 1999, the Company committed to close its Los Angeles operating plant to align its cost structure with ongoing economic conditions, facilitated by a plan to integrate certain functions performed at that site with the Pasadena, Texas plant. In June of 2001, the Company closed its Los Angeles facility and all production and technology was transferred to the Company’s Pasadena site.

As of December 31, 1999, the Company reported a liability for the costs of employee termination benefits and other exit plan costs. As disclosed in Note 11, at December 31, 2003 and 2002, the Company’s remaining obligation pertaining to these activities was EUR 610 and EUR 1,142, respectively. Additionally, during 2002, as a result of the Los Angeles facility not being sold, the Company recorded an additional charge of EUR 1,317 for other employee termination and severance benefits and continuing costs.

The remaining assets and liabilities of the Los Angeles facility were not offered for sale by Akzo Nobel; however, they have been reflected in the combined financial statements due to continuing operational oversight by Catalysts’ management. The assets that were not offered for sale by Akzo Nobel primarily consist of land with a book value of EUR 5,887 and EUR 7,096 at December 31, 2003, and 2002, respectively (as adjusted for foreign currency translation). Liabilities that are being assumed by Akzo Nobel primarily consist of termination benefits and severance costs and exit costs pertaining to the closing of the Los Angeles facility; and have a book value of EUR 610 and EUR 1,142 at December 31, 2003 and 2002, respectively.

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

15.	Interest expense, net

Interest expense, net consists primarily of interest allocated from Akzo Nobel, less amounts capitalized as follows:

	For the Years Ended December 31,
	2003	2002	2001
Interest expense before capitalization	€3,716	€5,926	€9,965
Capitalized interest	(215)	(427)	(118)

Interest expense, net	€3,501	€5,499	€9,847

Interest allocations from Akzo Nobel are allocated principally based on the average outstanding cash balance funded to Catalysts through Akzo Nobel’s cash accounts using Akzo Nobel’s weighted average borrowing rate of 3.73%, 3.97%, and 5.60% for 2003, 2002, and 2001, respectively.

16.	Pensions and postretirement benefits

During the periods covered by these combined financial statements, substantially all employees of Catalysts were participants in various defined benefit pension plans and postretirement plans administered and sponsored by Akzo Nobel. Benefits under the pension plans are based primarily on years of service and employees’ compensation. The postretirement plans provide associates with health care and life insurance benefits upon retirement. As discussed in Note 3, these combined financial statements reflect the plans on a multi-employer basis. As such, Akzo Nobel allocated costs associated with the pension plans to Catalysts based upon a ratio of age-weighted pensionable income for service costs and allocates costs associated with other components of pension expense, such as interest costs, amortization of actuarial gains/losses, etc., based on projected benefit obligations relative to the total projected benefit obligation of the plans. Management of the Company believes this methodology is a reasonable basis of allocation. Additionally, Akzo Nobel allocated costs associated with the postretirement plans based upon a ratio of Catalysts active headcount to total active headcount. Management of the Company believes that a headcount ratio is a reasonable basis of allocation for postretirement benefit plans and is appropriate since the benefit is not linked to salary.

The following table presents the allocated expense from Akzo Nobel for the Catalysts’ employees participating in Akzo Nobel pension and postretirement plans:

	For the Years Ended December 31,
	2003	2002	2001
Pensions	€8,065	€5,775	€4,781
Postretirement	1,798	1,455	1,115

	€9,863	€7,230	€5,896

Additionally, substantially all employees of Catalysts were eligible to participate in one of Akzo Nobel’s savings plans. Under these plans, employees elect to contribute a percentage of their pay. The plans provide for Akzo Nobel matching these contributions (up to a maximum percentage of the employee’s annual pay, as outlined in the plan agreement). The allocated expense from Akzo Nobel related to Catalysts participants was EUR 667, EUR 806, and EUR 758, for the years ended December 31, 2003, 2002, and 2001, respectively.

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

Pursuant to the terms of the business sale agreement, Akzo Nobel shall retain all liabilities for any retiree medical plan for all employees who are retired as of the closing of the sale of Catalysts. In addition, Akzo Nobel will provide a retiree medical program to all employees in The Netherlands who retire within the period of five years from the closing of the sale of Catalysts, and will also provide these benefits to eligible employees in the United States aged 50 and older (as of July 31, 2004) with ten or more years service, and aged 65 and older (as of July 31, 2004) with five or more years of service.

17.	Stock compensation plans

Akzo Nobel sponsors the following stock options plans in which certain employees of Catalysts participated.

Stock Option Plan

Akzo Nobel grants options to all members of the Board of Management, Senior Vice Presidents and Executives. Stock options granted during 1999 and onwards are exercisable after three years. The options for Senior Vice Presidents and Executives expire after five years, while options granted from 2002 expire after seven years.

Stock-based compensation activity pertaining to Catalysts’ employees who participated in the Akzo Nobel Stock Option Plan is as follows:

Number of options or EUR	Number of Options	Weighted Average Exercise Price
Balance at December 31, 2000	23,160	43.78
Options granted	16,720	45.42
Options exercised	—	—
Options forfeited/expired	—	—

Balance at December 31, 2001	39,880	44.47

Options granted	26,400	45.78
Options exercised	—	—
Options forfeited/expired	—	—

Balance at December 31, 2002	66,280	44.99

Options granted	30,030	20.09
Options exercised	—	—
Options forfeited/expired	(15,520)	42.30

Balance at December 31, 2003	80,790	36.25

At December 31, 2003, the range of exercise prices and the weighted average remaining contractual life of outstanding options was EUR 19.51 – EUR 46.75 and 4.37 years, respectively.

At December 31, 2003 and 2002, the number of options exercisable was 23,160 and 10,400, respectively, and the weighted average exercise price of those options was EUR 43.78 and EUR 42.50, respectively.

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

Employee Share Plan

In 2001, Akzo Nobel introduced the Akzo Nobel Employee Share Plan, whereby Akzo Nobel N.V. common shares are granted to the employees. Generally, these rights vest if the employee has remained in Akzo Nobel’s service for a period of three years. During 2003, 2002, and 2001, rights for 3,272, 4,060 and 5,268 common shares, respectively, were granted to Catalysts employees. The Company has recorded compensation expense of EUR 110, EUR 50, and zero for the years ended December 31, 2003, 2002, and 2001, respectively.

In November 2003, the Board of Management decided to accelerate the settlement of this plan whereby the rights for all shares granted will become vested as of May 1, 2004. This event triggered a new measurement date.

The obligation of any outstanding options will be assumed by Akzo Nobel; therefore, they will not be assumed by Albemarle Catalysts International, L.L.C., a wholly owned subsidiary of Albemarle and the purchaser of Catalysts.

18.	Business segment information and geographic data

Catalysts is engaged in the development, manufacture, distribution and sale of fluidized and fixed-bed catalysts to refineries and petrochemical plants.

For management purposes, the Company is organized on a worldwide basis and operates in one segment.

Although the Company is managed on a worldwide basis, it operates in three principal geographical areas of the world. The following shows the distribution of the Company’s consolidated sales by geographical market, regardless of where the product was produced:

	Net Sales For the Years Ended December 31,
	2003	2002	2001
Europe	€116,656	€107,352	€88,581
North and South America	162,716	195,935	192,885
Asia	39,870	57,369	54,226
Middle East, Africa, and Other	28,335	18,175	29,746

Total	€347,577	€378,831	€365,438

The following shows the carrying amount of segment assets and additions to property, plant, and equipment by geographical area in which the assets are located.

	Carrying Amount of Segment Assets (1)
	2003	2002
Europe	€105,666	€108,934
North and South America	135,988	165,063
Asia	6,034	6,518

Total	€247,688	€280,515

(1)	Comprises property, plant, and equipment, inventories, receivables, and other current assets.

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

	Additions to Property, Plant and Equipment
	2003	2002
Europe	€5,674	€8,521
North and South America	10,126	14,146

Total	€15,800	€22,667

19.	Income taxes

The Company has historically been a part of Akzo Nobel’s global tax reporting structures and has not filed separate combined income tax returns solely for the Catalysts business. The Company’s income tax provisions have been calculated for each period on a method consistent with a separate return basis, as if Catalysts were a separate taxpayer and the resulting current tax liability were settled with Akzo Nobel through Divisional equity on the Combined Balance Sheets.

Income tax expense in The Netherlands and from foreign operations was as follows:

	December 31,
	2003	2002	2001
Pre-tax income (loss)
Netherlands	€26,874	€24,025	€17,973
Foreign	15,358	17,172	(11,975)

Total	€42,232	€41,197	€5,998

Total income tax expense (benefit)
Netherlands	€9,359	€8,864	€6,485
Foreign	5,849	6,569	(4,822)

Total	€15,208	€15,433	€1,663

Current income tax expense (benefit)
Netherlands	€9,091	€9,110	€6,655
Foreign	6,179	(1,346)	(5,545)

Total	€15,270	€7,764	€1,110

Deferred income tax expense (benefit)
Netherlands	€268	€(246)	€(170)
Foreign	(330)	7,915	723

Total	€(62)	€7,669	€553

Total income tax expense	€15,208	€15,433	€1,663

The difference between income tax expense computed at statutory rates in The Netherlands (34.5%, 34.5% and 35.0% for 2003, 2002, and 2001, respectively), and income tax expense provided on earnings is primarily the result of the effect of jurisdictional tax rate differences, primarily the United States.

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2003 and 2002 are as follows:

	December 31,
	2003	2002
Deferred tax assets:
Intercompany profit in inventory	€1,022	€1,123
Environmental provisions	1,011	1,350
Employee benefits	768	1,076
Inventory provisions	352	426
Restructuring provisions	241	451
Other	50	146

Total deferred tax assets	€3,444	€4,572

Deferred tax liabilities:
Property, plant, and equipment	€19,694	€24,368
Other	45	—

Total deferred tax liabilities	€19,739	€24,368

Net deferred tax liabilities	€16,295	€19,796

Reconciliation to combined balance sheets:
Current deferred tax assets	€1,831	€2,200
Deferred tax liabilities	18,126	21,996

Net deferred tax liabilities	€16,295	€19,796

Movements in deferred tax assets and liabilities are specified as follows:

	Deferred Tax Asset	Deferred Tax Liability
Balance at December 31, 2000	€1,283	€16,139
Additions	1,376	1,929
Change in exchange rates	(93)	(898)

Balance at December 31, 2001	€2,566	€17,170

Additions	—	7,506
Used	(163)	—
Change in exchange rates	(203)	(2,680)

Balance at December 31, 2002	€2,200	€21,996

Used	(98)	(160)
Change in exchange rates	(271)	(3,710)

Balance at December 31, 2003	€1,831	€18,126

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

20.	Commitments and Contingent Liabilities

Commitments

The Company enters into operating leases primarily for its facilities, vehicles, and machinery and equipment under varying terms and conditions.

Additionally, Catalysts incurs an annual rental expense for land in the amount of EUR 24. This rental expense is related to a long-term land lease (“erfpacht”) in Amsterdam, The Netherlands. This lease forms part of the site on which the Amsterdam production facilities are located.

At December 31, 2003, future minimum rental payments under operating leases were:

2004	€829
2005	734
2006	345
2007	285
2008	186
Thereafter	303

Total minimum payments required	€2,682

The Company enters into agreements to purchase natural gas and electricity. These contracts contain no minimum purchase requirements and the contract price is indexed to the market value of the commodity. The fair value of these commodity contracts are not reflected on the Combined Balance Sheets as the contracts are not considered financial instruments.

Additionally, the Company routinely enters into forward exchange contracts. The purpose of Catalysts foreign currency activities is to protect the Company from the risk that the eventual functional currency net cash flows resulting from trade transactions are adversely affected by changes in exchange rates.

Recognition of gains and losses on the foreign exchange contracts is deferred until settlement of the foreign currency forward contract. At December 31, 2003 and 2002, outstanding forward exchange contracts amounted to EUR 2,368 and EUR 3,910, respectively. These contracts mainly relate to U.S. dollars, Singapore dollars, and Japanese yen.

Additionally, FCC has a note payable due to a third party bank institution amounting to EUR 2,799 and EUR 4,892, at December 31, 2003 and 2002, respectively, for which the Company has undertaken that for as long as the note payable is outstanding, Catalysts will maintain directly or indirectly a participation of at least 33.5% of FCC’s common voting share capital.

Contingent Liabilities

Workers’ Compensation

Catalysts recorded liabilities totaling EUR 248 and EUR 160, for anticipated costs related to workers’ compensation at December 31, 2003 and 2002, respectively. The costs include an estimate of expected settlements on pending claims, defense costs and a provision for claims incurred but not reported, as substantially all workers’ compensation at Catalysts is self-insured through Akzo Nobel. These estimates are based on Catalysts assessment of potential liability using an analysis of available information with respect to pending claims, historical experience, and current cost trends. The amount of Catalysts’ ultimate liability in respect of these matters may differ from these estimates.

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

Performance and Life Cycle Guarantees and Warranty Provisions

Provisions are recorded for performance guarantees and life cycle guarantees. These guarantees entitle the customer to claim compensation if the product does not conform to performance standards originally agreed upon. Performance guarantees relate to minimum technical specifications that products produced with the delivered catalyst must meet, such as yield and product quality. Life cycle guarantees relate to minimum periods for which performance of the delivered catalysts is guaranteed. When either performance guarantees or life cycle guarantees are contractually agreed upon, an assessment of the need for a provision is made by management. When testing or modeling results predict that the performance or life cycle criteria may not be met, provisions are recorded for the gross margin of the product. The performance guarantee provisions are released over the term of the contractual guarantee period while the deferral for life cycle guarantee is released over the term of the guarantee period in proportion to the amount by which the Company’s future obligation is reduced.

Catalysts recorded provisions totaling EUR 5,990 and EUR 12,675, for such guarantees at December 31, 2003 and 2002, respectively; these amounts are reflected in Provisions on the Combined Balance Sheets (Note 11). Of these amounts, EUR 5,990 and EUR 8,426, respectively, will be released or paid out within the next year upon the lapsing of the performance guarantee or life cycle guarantee period.

Environmental Matters

Catalysts recorded liabilities totaling EUR 2,930 and EUR 3,461, for anticipated costs related to environmental matters, primarily the remediation of hazardous substance cleanup, at December 31, 2003, and 2002, respectively; these amounts are reflected in Provisions on the Combined Balance Sheets (Note 11). The costs include legal and consulting fees, site studies, the design and implementation of remediation plans, post-remediation monitoring and related activities and will be paid by Akzo Nobel over several years. The amount of Catalysts’ ultimate liability with respect to these matters may be affected by several uncertainties, primarily the ultimate cost of required remediation.

Of the amounts recorded by Catalysts as environmental provisions, anticipated costs related to remediation of hazardous substance cleanup at the Los Angeles facility amounted to EUR 2,582 and EUR 3,113, at December 31, 2003 and 2002, respectively. Additionally, the Company has recorded EUR 348 at December 31, 2003 and 2002, pertaining to an environmental remediation at its Amsterdam facility at December 31, 2003 and 2002. As part of the sale of Catalysts, Akzo Nobel will assume all obligations that pertain to environmental matters of Catalysts as of the closing of the sale transaction and will indemnify the purchaser of Catalysts for such obligations.

Guarantees

The Company executes, through financial institutions, contracts with certain of its customers which serve as guarantees on product delivery and performance according to customer specifications that can cover both shipments on an individual basis as well as blanket coverage of multiple shipments under customer supply contracts. The financial coverage provided by these guarantees is typically based on a percentage on net sales value. At December 31, 2003 committed bank funds under these facilities amounted to EUR 1,534.

Also, the Company has provided a 100% guarantee on a certain operating loan of Eurecat Inc. The loan was established for its working capital needs. The Company’s partner in Eurecat has executed a counter-guarantee for 50% of this loan, which effectively reduces the Company’s guarantee share to 50%. The total balance of this loan at December 31, 2003 and 2002 amounted to EUR 1,764 and EUR 2,354, respectively.

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

Other

Catalysts is a party to various claims and litigation arising from the normal course of business, including environmental claims and product liability. The Company accrues for contingencies in the period when it becomes probable that a liability has been incurred and the amounts are reasonably estimable. While there can be no certainty that the Company may not ultimately incur charges in excess of presently established accruals, management believes that such additional charges, if any, will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

21.	Personnel

The number of employees of Catalysts at December 31 is as follows:

	December 31,
	2003	2002	2001
Europe	529	530	533
North and South America	275	277	267
Asia	11	11	12

Total	815	818	812

22.	Subsequent Events

On April 19, 2004, Akzo Nobel received an offer from Albemarle Corporation for the sale of its Catalysts business; and on July 31, 2004, Akzo Nobel completed the sale of Catalysts to Albemarle Corporation.

On April 29, 2004, the Company extended the maturity date of a note receivable due from Eurecat (Note 4). The balance outstanding as of September 30, 2004 was EUR 1,700.

On July 28, 2004, the Company settled a legal proceeding against another company for patent infringement, subject to final regulatory review and approval. This claim, with proceeds amounting to approximately EUR 1,500, will be to the benefit of Akzo Nobel and has been excluded from the business sale agreement of Catalysts between Akzo Nobel and Albemarle.

On September 4, 2004, the Company renewed its local operating permit agreements for its Amsterdam plant. The Company has committed to future defined capital expenditures pertaining to environmental requirements with respect to emissions to air and water. Future committed funds under these agreements over the next five years are anticipated to range from EUR 12,000 to EUR 16,000, depending on the ultimate requirements of the related environment agencies.

During 2004, Eurecat declared a dividend, which is payable to Catalysts in September of 2004. Under the business sale agreement of Catalysts between Akzo Nobel and Albemarle, the dividend declared in the amount of EUR 559 will be payable to Akzo Nobel.

23.	Application of Generally Accepted Accounting Principles in the United States

The Company’s financial statements have been prepared in accordance with Dutch GAAP, which differ in certain significant respects from U.S. GAAP.

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

The effect of the application of U.S. GAAP on net income and divisional equity, as reported under Dutch GAAP, is set out in the tables below.

	For the Years Ended December 31,
	2003	2002
Net income reported under Dutch GAAP	€35,724	€34,832

U.S. GAAP adjustments:
Revenue recognition (a)	(827)	(496)
Derivatives (b)	(1,542)	4,120
Software development costs (c)	217	724
Investments in associated companies—equity results (d)	(82)	(82)
Investments in associated companies—acquisition (e)	(143)	(33)
Stock compensation (g)	(160)	(40)
Platinum arrangement (h)	(165)	451
Income tax effect on U.S. GAAP adjustments	928	(1,646)

Total U.S. GAAP adjustments	(1,774)	2,998

Net income under U.S. GAAP	€33,950	€37,830

	For the Years Ended December 31,
	2003	2002
Total divisional equity reported under Dutch GAAP	€196,346	€211,241

U.S. GAAP adjustments:
Revenue recognition (a)	(1,986)	(1,159)
Derivatives (b)	2,368	3,910
Software development costs (c)	3,720	3,503
Investments in associated companies—equity results (d)	225	307
Investments in associated companies—acquisition (e)	2,981	3,124
Goodwill (f)	1,546	1,546
Stock compensation (g)	(79)	—
Platinum arrangement (h)	(205)	(40)
Income tax effect on U.S. GAAP adjustments	(1,293)	(2,191)

Total U.S. GAAP adjustments	7,277	9,000

Total divisional equity under U.S. GAAP	€203,623	€220,241

Comprehensive income is as follows:

	For the Years Ended December 31,
	2003	2002
Net income in accordance with U.S. GAAP	€33,950	€37,830

Other comprehensive income (loss)
Foreign currency translation adjustments	(11,121)	(18,141)

Comprehensive income	€22,829	€19,689

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

The cumulative effects on significant balance sheet captions of differences between Dutch GAAP and U.S. GAAP are as follows:

	December 31, 2003
	Dutch GAAP	U.S. GAAP Adjustments	U.S. GAAP
Non-current assets
Goodwill and other intangible assets (c and f)	€—	€5,266	€5,266
Property, plant, and equipment (h)	€135,322	€(34)	€135,288
Investments in associated companies (d and e)	€24,065	€3,206	€27,271

Current assets:
Inventories (h)	€58,659	€8,310	€66,969
Other current assets (a and b)	€2,358	€6,531	€8,889

Provisions (a and i)	€13,779	€(6,363)	€7,416

Deferred tax liabilities	€18,126	€1,293	€19,419

Current liabilities (a, g, h and i)	€46,198	€21,072	€67,270

	December 31, 2002
	Dutch GAAP	U.S. GAAP Adjustments	U.S. GAAP
Non-current assets
Goodwill and other intangible assets (c and f)	€—	€5,049	€5,049
Property, plant, and equipment (h)	€168,683	€(34)	€168,649
Investments in associated companies (d and e)	€18,710	€3,431	€22,141
Non-current assets (a)	€—	€3,984	€3,984

Current assets:
Inventories (h)	€59,903	€8,059	€67,962
Other current assets (a and b)	€2,363	€11,522	€13,885

Provisions (a and i)	€22,546	€(4,477)	€18,069

Deferred tax liabilities	€21,996	€2,191	€24,187

Current liabilities (a, g, h and i)	€46,684	€25,297	€71,981

The Combined Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001 prepared under Dutch GAAP complies with U.S. GAAP presentation.

The following statements summarize adjustments that reconcile Net income and Divisional equity from that reported under Dutch GAAP to that which would have been reported had U.S. GAAP been applied.

(a)    In accordance with Dutch GAAP, for products that include performance guarantees and life cycle guarantees, management defers the gross margin of the product when testing or modeling results predict that the performance or life cycle criteria may not be met. The deferral for performance guarantees is released over the term of the contractual guarantee period. In accordance with U.S. GAAP, SAB 104, revenue and the related costs should be deferred until the performance obligation period lapses. For the year ended December 31, 2003 and 2002, the Company reduced net income of EUR 827 and EUR 496, respectively, for U.S. GAAP purposes. Additionally, under Dutch GAAP, the Company has only deferred the gross margin associated with such products as opposed to deferring the revenue and costs as in accordance with U.S. GAAP. As such, under U.S. GAAP the Company would have deferred revenue and costs of sales of

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

EUR 9,207 and EUR 4,163, respectively, as of December 31, 2003 and EUR 21,853 and EUR 11,596, respectively, as of December 31, 2002. Under U.S. GAAP, the impact on Divisional equity was a reduction of EUR 1,986 and EUR 1,159, for the year ended December 31, 2003 and 2002, respectively.

In accordance with Dutch GAAP, Net sales is reported net of shipping costs and commission expense. Under U.S. GAAP, sales revenue should be reported gross with the shipping costs and commission expense reported in Cost of sales and Selling and distribution expenses, respectively. For the years ended December 31, 2003 and 2002, Net sales should be increased by €11,347 and €13,150, respectively; Cost of sales increased by €6,641 and €8,023, respectively; and Selling and distribution expenses increased by €4,706 and €5,127, respectively. This reclassification difference had no overall impact on net income for the years ended December 31, 2003 and 2002.

(b)    In accordance with Dutch GAAP, recognition of gains and losses on the foreign exchange contracts are deferred until settlement of the foreign currency forward contract.

SFAS No. 133, “Accounting for Derivative Instruments,” as amended, was adopted by the Company in 2001. This Statement establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires every derivative instrument to be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company does not designate its derivatives for hedge accounting in accordance with U.S. GAAP. Accordingly, changes in fair value of derivative instruments are recognized currently in earnings.

(c)     Under Dutch GAAP, the Company expenses computer software development costs as incurred. Under U.S. GAAP, Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” requires that certain direct costs related to the development and implementation of internal-use software be capitalized and amortized over the estimated useful life of the software. The costs related to the preliminary project stage and the post-implementation/operations stage (as defined in SOP 98-1) in an internal-use computer software development project should be expensed as incurred. The estimated average useful lives to amortize these capitalized costs are between 3 and 5 years.

(d)    The effect of applying U.S. GAAP to the Company’s equity investees has been included in the Company’s U.S. GAAP reconciliation. These differences primarily related to the adoption of SFAS 143, “Accounting for Asset Retirement Obligations,” capitalization of interest in accordance with SFAS 34, “Capitalization of Interest Costs,” accounting for goodwill and other intangible assets in accordance with SFAS 142, “Goodwill and Other Intangible Assets,” and inventory valuation.

In January 2003, the FASB issued Interpretation (“FIN”) No. 46, “Consolidation of Variable Interest Entities.” This interpretation primarily applies to variable interest entities created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. Pursuant to the issuance of FIN No. 46(R), an amendment to FIN No. 46, the implementation of FIN No. 46 has been deferred to the first reporting period ending after March 15, 2004. As such, the Company will implement the provisions of FIN No. 46(R) effective January 1, 2004. The Company has evaluated its relationships with its associated companies and believes that the adoption of FIN No. 46(R) will not have a significant impact on these combined financial statements.

(e)    On November 1, 2002, the Company’s 40% owned associated company, FCC, executed a stock repurchase agreement with its 20% investor whereby the investor’s entire interest in FCC was acquired for approximately EUR 8,500 and was funded through cash funds of FCC. The Company sold none of its interest in FCC in connection with this transaction.

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

In accordance with Dutch GAAP, the Company reflected this transaction as a reduction of investments in associated companies and a reduction of Divisional equity in the amount of EUR 2,249.

In accordance with U.S. GAAP, when an investee buys treasury stock at a premium and an investor sells no shares pursuant to this transaction, that investor’s ownership interest in the investee increases and gives rise to an adjustment of its share in the basis of the net assets of the investee. Such adjustment is to be assigned first to tangible and identifiable intangible assets and to liabilities, with any remaining difference to goodwill. For this transaction Catalysts recorded approximately EUR 2,400 in amortizable intangibles as a subdivision of its investment in FCC balance during 2002. Amortization expense recorded for this item amounted to EUR 143 and EUR 33 for the years ended December 31, 2003 and 2002, respectively.

Additionally, during 1995, the Company acquired additional ownership in Eurecat and as a result, the Company recorded goodwill in the amount of EUR 1,101. In accordance with Dutch GAAP, the goodwill balance was recorded as a charge to Divisional equity. In accordance with U.S. GAAP, this goodwill was reflected as a subdivision of its investment in Eurecat and is amortized over a period of 40 years. Upon the adoption of the provision of SFAS No. 142, “Goodwill and Other Intangible Assets” on January 1, 2002, amortization of the goodwill balance ceased and the goodwill balance is tested annually or when impairment indicators exists for impairment. The Company has noted no impairment of this goodwill.

(f)    In 1989, the Company acquired a company and the excess of the purchase price over the fair value of the net assets of the acquired company was reflected as a charge to equity under Dutch GAAP. In accordance with U.S. GAAP, the excess of the purchase price over the fair value of the net assets of acquired companies should be reflected as goodwill. Upon the adoption of the provisions of SFAS No. 142 on January 1, 2002, the goodwill balance should be tested at least on an annual basis for impairment.

The U.S. GAAP adjustment reverses the goodwill charged to equity under Dutch GAAP and reflects the unamortized portion of goodwill, assuming a useful life of 40 years; amortization ceased upon the adoption of SFAS No. 142. Additionally, in accordance with SFAS No. 142, the Company performed an impairment analysis on this goodwill balance and noted no impairment.

(g)    In accordance with Dutch GAAP, the value of the shares granted under the Akzo Nobel Employee Share Plan on the date of the grant is recognized as a charge in the Combined Statements of Income spread over the vesting period. This standard is effective for rights granted from 2002 onwards. No charge was recognized for the shares granted under the Akzo Nobel Employee Share Plan in 2001. In accordance with U.S. GAAP the fair value of these shares granted in 2001 (i.e., the share price at the date of grant) also has to be recognized as a charge against income over the vesting period of the grant. For the years ended December 31, 2003 and 2002, the additional charge amounted to EUR 81 and EUR 86, respectively. As a result of the above transaction, the Company has accrued compensation costs of EUR 239 and EUR 158 at December 31, 2003 and 2002, respectively; and is reflected in Divisional equity.

Additionally, certain Catalysts employees participated in the Akzo Nobel Stock Option Plan. Under Dutch GAAP, stock compensation costs are charged to equity upon exercise of stock appreciation rights. As permitted by SFAS No. 123, “Accounting for Stock Based Compensation,” under U.S. GAAP the Company has elected to apply APB No. 25 and related interpretations in accounting for its stock based compensation plans. In accordance with APB No. 25, compensation costs, including the change in the liability for the difference between the exercise and market price at date of grant, should be recognized as an expense. Stock based compensation cost is reflected in net income due to the cash settlement feature of the Akzo Nobel stock option scheme, which causes the options to be remeasured at each reporting date. The Company recognized compensation income (expense) in the amount of EUR (79) and EUR 46, for the years ended December 31, 2003 and 2002, respectively. Due to the cash settlement feature of this plan, the Company has

Akzo Nobel Catalysts

Notes to Combined Financial Statements—(Continued)

Years Ended December 31, 2003, 2002 and 2001

(in thousands, except share amounts)

accrued compensation costs of EUR 79 and zero at December 31, 2003 and 2002, respectively; these amounts are reflected as Provisions.

(h)    Platinum is an essential component of certain catalyst products. The Company leases platinum from financial institutions and accounts for these leases as operating leases in accordance with Dutch GAAP. Catalysts’ customers use the platinum in their manufacturing process and extract the platinum from the used product. At the end of the arrangement, the customer returns the same quantity of platinum (either from extraction or by purchasing from others) to Catalysts and Catalysts returns the platinum back to the financial institutions or pays for the platinum at its then current value. The financial institutions bear the risk and reward for the fluctuation of the change in market value of the platinum; however, the Company is obligated to return the same quantity of platinum leased.

In accordance with U.S. GAAP, inventory, including precious metals, such as platinum, cannot be the subject of a lease for accounting purposes because those assets are not depreciable. The Company has evaluated these lease contracts in accordance with SFAS No. 133 and determined that the lease arrangement is a financing transaction that contains an embedded derivative. The Company has bifurcated and marked-to-market the embedded derivative in accordance with SFAS No. 133. For the years ended December 31, 2003 and 2002, the Company recognized a favorable (unfavorable) mark-to-market adjustment of EUR (165) and EUR 451, respectively. Also, under U.S. GAAP, the Company has reflected the value of the platinum leased as inventory and has recorded a related obligation for amounts due to the financial institutions upon the maturity of the contractual arrangement. At December 31, 2003 and 2002, the Company has recorded inventory of EUR 8,276 and EUR 8,025, respectively, and a related obligation for EUR 8,481 and EUR 8,065, respectively.

Additionally, in accordance with Dutch GAAP, the Company recorded the cost of platinum which the Company owned as property, plant, and equipment; however, under U.S. GAAP, platinum should be classified as inventory. The reclassification of such amounts was EUR 34 at December 31, 2003 and 2002.

(i)    Under Dutch GAAP, the Company has reflected certain short-term liabilities as Provisions on the Combined Balance Sheets. However, in instances where the performance and life cycle guarantee will lapse or the Company expects to pay out amounts within the next year, such amounts have been reclassified from Provisions to Current liabilities in accordance with U.S. GAAP.

(j)    The Company adopted SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS No. 143”) as of January 1, 2003. This statement requires entities to record the fair value of a legal liability for an asset retirement obligation in the period it is incurred. The removal cost is initially capitalized and depreciated over the remaining life of the underlying asset. The associated liability is accreted over the life of the underlying asset. Once the obligation is ultimately settled, any difference between the final cost and the recorded liability is recognized as income or loss on disposition. The assets are depreciated straight line over the remaining lives of the assets, while the interest component of the liability is accreted over the remaining lives of the assets. For the year ended December 31, 2003, the effect of the adoption of SFAS No. 143 in the reconciliation of net income and divisional equity to U.S. GAAP is nil.

(k)    Under Dutch GAAP, certain indirect costs can be included as research and development costs. Under U.S. GAAP, indirect costs that are not clearly related to research and development activities shall not be included as research and development costs. For the years ended December 31, 2003 and 2002, General and administrative expenses should be increased by €1,643 and €1,697, respectively; and Research and development expenses should be decreased by €1,643 and €1,697, respectively. This reclassification difference had no overall impact on net income for the years ended December 31, 2003 and 2002.

Report of Independent Auditors

To the Management of

Akzo Nobel Catalysts Business

and the Board of Directors of

Albemarle Corporation

We have audited the combined balance sheets of Akzo Nobel Catalysts (“AN Catalysts Business”), a former business of Akzo Nobel N.V., as at December 31, 2003 and 2002 and the related combined statements of income and cash flows for each of the years in the three-year period ended December 31, 2003. These combined financial statements are the responsibility of AN Catalysts Business management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the Netherlands and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the AN Catalysts Business as at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with generally accepted accounting principles in the Netherlands.

Accounting principles generally accepted in the Netherlands vary in certain significant respects from accounting principles generally accepted in the United States. Information relating to the nature and effect of such differences is presented in Note 23 to the combined financial statements.

Arnhem, the Netherlands

October 13, 2004

KPMG Accountants N.V.

Ref.: M. J. de Vries